Exhibit 99.3

COSMOS INTERMEDIATE, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands of U.S. dollars)

	Successor
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$7,390	$22,076
Accounts receivable, net	12,478	6,057
Contract assets	9,363	4,172
Inventory	477	330
Income tax receivable	688	688
Related party receivable	-	4,874
Prepaid expenses and other current assets	5,122	1,109
Total current assets	35,518	39,306
Property, plant and equipment, net	5,115	3,262
Goodwill	69,333	52,711
Intangible assets, net	91,552	60,961
Other non-current assets	118	534
Total assets	$201,636	$156,774

Liabilities and Equity
Current liabilities:
Accounts payable	$5,954	$7,158
Notes payable to sellers	12,874	1,827
Short-term debt, including current portion of long-term debt	1,230	1,074
Accrued expenses	17,234	7,462
Deferred revenue	15,225	15,665
Other current liabilities	1,049	378
Total current liabilities	53,566	33,564

Long-term debt	116,724	76,642
Deferred tax liabilities	13,795	7,367
Other non-current liabilities	-	6
Total liabilities	184,085	117,579

Equity:
Additional paid-in capital	55,173	53,063
Accumulated deficit	(37,949)	(14,374)
Accumulated other comprehensive income	327	506
Members’ equity	17,551	39,195
Total liabilities and members’ equity	$201,636	$156,774

The accompanying notes are an integral part of the condensed consolidated financial statements.

COSMOS INTERMEDIATE, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands of U.S. dollars, except unit and per unit data)

	Successor		Predecessor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Revenues	$63,846	$5,171	$16,651
Cost of sales	47,755	3,481	12,623
Gross margin	16,091	1,690	4,028
Operating expenses:
Selling, general and administrative	23,399	1,941	5,260
Contingent earnout expense	11,114	-	-
Transaction expense	2,419	5,459	-
Research and development	1,954	528	387
Operating loss	(22,795)	(6,238)	(1,619)
Interest income	(1)	-	(7)
Interest expense	3,192	-	83
Other (income) expense, net	(23)	12	23
Loss before income taxes	(25,963)	(6,250)	(1,718)
Income tax benefit	(2,388)	(1,278)	(384)
Net loss	$(23,575)	$(4,972)	$(1,334)

Basic and diluted net loss per Unit	$(236)	$(50)	$-

Weighted-average Units outstanding:
Basic and diluted	100	100	-

Comprehensive (loss) income:
Net loss	$(23,575)	$(4,972)	$(1,334)
Foreign currency translation (loss) gain, net of tax	(179)	38	2
Total other comprehensive (loss) income, net of tax	(179)	38	2
Total comprehensive loss	$(23,754)	$(4,934)	$(1,332)

The accompanying notes are an integral part of the condensed consolidated financial statements.

COSMOS INTERMEDIATE, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Unaudited)

(In thousands of U.S. dollars, except share and unit data)

For the Predecessor 2020 Period

	Common Stock		Class F Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Shareholders’
	Shares	Par Value	Shares	Par Value	Capital	Deficit	(Loss)	(Deficit)
Predecessor Balance as of December 31, 2019	2,401,881	$—	1,316,467	$—	$10	(13,198)	$(8)	(13,196)
Equity based compensation expense	—	—	—		998	—	—	998
Foreign currency translation, net of tax	—	—	—	—	—	—	2	2
Net loss	—	—	—	—	—	(1,334)	—	(1,334)
Predecessor Balance at June 21, 2020	2,401,881	$—	1,316,467	$—	$1,008	(14,532)	$(6)	(13,530)

For the Successor Q2 2020 Period

			Accumulated	Accumulated Other Comprehensive	Total Members’
	Units	Amount	Deficit	Income	Equity (Deficit)
Successor Balance as of February 10, 2020	—	$—	$—	$—	$—
Parent’s contributions	100	45,070	—	—	45,070
Foreign currency translation, net of tax	—	—	—	38	38
Net loss	—	—	(4,972)	—	(4,972)
Successor Balance at June 30, 2020	100	$45,070	$(4,972)	$38	$(40,136)

For the Successor 2021 Period

			Accumulated	Accumulated Other Comprehensive	Total Members’
	Units	Amount	Deficit	Income (Loss)	Equity
Successor Balance as of December 31, 2020	100	$53,063	$(14,374)	$506	$39,195
Parent contributions for acquisitions	—	2,110	—	—	2,110
Foreign currency translation, net of tax	—	—	—	(179)	(179)
Net loss	—	—	(23,575)	—	(23,575)
Successor Balance as of June 30, 2021	100	$55,173	$(37,949)	$327	$17,551

The accompanying notes are an integral part of the condensed consolidated financial statements.

COSMOS INTERMEDIATE, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands of U.S. dollars)

	Successor		Predecessor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Cash flows from operating activities:
Net loss	$(23,575)	$(4,972)	$(1,334)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	4,889	420	59
Amortization of debt issuance costs and discount	132	-	134
Equity based compensation expense	-	-	997
Loss on disposal of property and equipment	-	227	-
Contingent earnout expense	11,114	-	-
Income tax benefits	(2,476)	(1,278)	-
Other	65	-	-
Changes in assets and liabilities:
Accounts receivable	(3,361)	467	(548)
Contract assets	(3,535)	254	(433)
Inventory	(104)	23	(30)
Prepaid expenses and other assets	(3,446)	330	(354)
Accounts payable and accrued expenses	5,916	853	4,647
Deferred revenue	(4,289)	(594)	64
Other liabilities	(1,413)	(3,294)	(40)
Net cash (used in) provided by operating activities	(20,083)	(7,564)	3,162

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(38,735)	(63,983)	-
Purchases of property, plant and equipment	(1,324)	(59)	(250)
Settlement of related party receivable	4,874	-	-
Net cash used in investing activities	(35,185)	(64,042)	(250)

Cash flows from financing activities:
Repayments of term loans	(5,194)	-	(102)
Payment of term loan fees to third parties	(62)	-	-
Proceeds from term loans	45,970	45,350	1,463
Parent’s contribution	-	41,154	-
Net cash provided by financing activities	40,714	86,504	1,361
Effect of foreign currency rate changes on cash and cash equivalents	(132)	2	(6)
Net (decrease) increase in cash and cash equivalents	(14,686)	14,900	4,267
Cash and cash equivalents at beginning of period	22,076	-	9,292
Cash and cash equivalents at end of period	$7,390	$14,900	$13,559
Cash paid during the period for:
Interest	$2,892	$1,694	$70
Income taxes	-	-	41
Supplemental disclosures – non cash activities:
Non-cash investing activity
Parent's contribution for acquisition of businesses	$(2,110)	$(3,616)	$-
Purchase of intangible assets settled by Parent	$-	$(300)	$-
Property, plant and equipment expenditures included in accounts payable or accrued liabilities	$154	$-	$-

The accompanying notes are an integral part of the condensed consolidated financial statements.

Note A – Description of the Business

AE Industrial Partners Fund II, LP (“AEI”), a private equity firm specializing in aerospace, defense, and government services, formed a series of acquisition vehicles on February 10, 2020, which included Cosmos Parent, LLC, Cosmos Intermediate, LLC, Cosmos Finance, LLC and Cosmos Acquisition, LLC, with Cosmos Parent, LLC being the top holding company. Cosmos Parent, LLC owned 100% of the equity in Cosmos Intermediate, LLC; Cosmos Intermediate, LLC owned 100% of the equity in Cosmos Finance, LLC; Cosmos Finance, LLC owned 100% of the equity in Cosmos Acquisition, LLC. Upon the formation of these acquisition vehicles, Cosmos Intermediate, LLC (“Successor”) effected a number of acquisitions through its wholly owned subsidiary, Cosmos Acquisition, LLC.

These acquisitions included Adcole Space, LLC (“Adcole”), Deep Space Systems, Inc. (“DSS”), In Space Group, Inc. and its subsidiaries (collectively “MIS” or “Predecessor”), Roccor, LLC (“Roccor”), and LoadPath, LLC (“LoadPath”) as of December 31, 2020.

The Successor is a wholly owned subsidiary of Redwire, LLC (“Parent”). The Predecessor, which is comprised of MIS before its acquisition date, and the Successor, including Adcole, DSS, MIS, Roccor, LoadPath, Oakman, and DPSS, after the acquisition of each, respectively, are collectively referred to as “the Company.” The Company develops and manufactures a wide array of space infrastructure solutions and provides advanced engineering, modeling and simulation services to enable future space missions. Many of these products and services have been enabling space missions since the 1960s and have been flight-proven on over 150 satellite missions, including high-priority missions such as the GPS constellation, New Horizons and Perseverance. The Company also is a provider of innovative technologies with the potential to help transform the economics of space and create new markets for its exploration and commercialization

During the six month period ended June 30, 2021, the following acquisitions were completed:

•	On January 15, 2021, the Company acquired Oakman Aerospace, Inc. (“Oakman”), which was established in 2012. Oakman specializes in the development of modular open system architecture, rapid spacecraft design and development, and custom missions, payloads, and applications. Oakman’s proprietary digital engineering modular, open systems software environment, ACORN, enables the next generation of digitally engineered spacecraft that optimizes the balance between cost and tailoring capability in spacecraft design and development.

•	On February 17, 2021, the Company acquired Deployable Space Systems, Inc. (“DPSS”), which was established in 2008. DPSS’ mission is to develop new and enabling deployable technologies for space applications, transition emerging technologies to industry for infusion into future Department of Defense (“DoD”), NASA, and/or commercial programs and design, analyze, build, test and deliver on-time the deployable solar arrays, deployable structures and space system products. DPSS has developed a one of a kind, patented roll out solar array (“ROSA”) technology which is a new and innovative mission-enabling rolled flexible blanket solar array system that offers greatly improved performance over state-of-the-art rigid panel solar arrays.

Note B – Summary of Significant Accounting Policies

Basis of Presentation

The six month period ended June 30, 2021 (the “Successor 2021 Period”), and the period from February 10, 2020 (inception) to June 30, 2020 (the “Successor Q2 2020 Period”) relate to the activity of Cosmos Intermediate, LLC and its subsidiaries. MIS was identified as the Predecessor through an analysis of various factors, including the size, financial characteristics, ongoing management, and order in which the acquired entities were acquired. The year to date period ended June 21, 2020 (the “Predecessor 2020 Period”) relates to the activity of MIS and its subsidiaries.

The accompanying condensed consolidated financial statements have been prepared in accordance with the United States (“U.S.”) generally accepted accounting principles (“GAAP”) for interim financial statement information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. The year-end condensed consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. In the opinion of management, the condensed consolidated financial statements include all adjustments, consisting of adjustments associated with acquisition accounting and normal recurring adjustments, necessary for the fair statement of such financial statements. All intercompany balances and transactions have been eliminated in consolidation.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)

The Company’s unaudited interim condensed consolidated financial statements should be read in conjunction with the audited annual consolidated financial statements and related notes for the period ended December 31, 2020. Interim results are not necessarily indicative of the results for a full year.

There have been no significant changes from the significant accounting policies disclosed in Note B of the “Notes to Consolidated Financial Statements” included in the annual consolidated financial statements for the period ended December 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results could differ from those estimates. Accounting policies subject to estimates include valuation of intangible assets and contingent consideration, revenue recognition, income taxes, and equity-based compensation.

Recently Issued Accounting Pronouncements

The FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which supersedes the current lease requirements in ASC 840, Leases. ASU 2016-02 requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the condensed consolidated balance sheets. The reporting of lease-related expenses in the condensed consolidated statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is currently evaluating the impact of adopting the new standard. The adoption of this standard will require the recognition of a right of use asset and liability on the Company’s condensed consolidated balance sheets.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments–Credit Losses (Topic 326) (“ASU 2016-13”), an amendment of the FASB Accounting Standards Codification. Subsequent to the issuance of ASU 2016-13, there were various updates that amended and clarified the impact of ASU 2016-13. ASU 2016-13 broadens the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The amendments in ASU 2016-13 will require an entity to record an allowance for credit losses for certain financial instruments and financial assets, including accounts receivable, based on expected losses rather than incurred losses. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. The use of forecasted information incorporates more timely information in the estimate of expected credit losses. The new guidance will be effective for the years beginning after December 15, 2022. The Company does not expect this guidance to have a material impact on its condensed consolidated financial statements or related disclosures.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)

Note C – Business Combinations

Adcole Acquisition

On March 2, 2020, the Successor acquired 100% of the equity interest of Adcole in exchange for cash. The acquisition supports the Company’s growth in its offering of space structures.

The following table summarizes the fair value of the consideration transferred and the fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

March 2, 2020
Cash paid	$32,640
Purchase consideration	$32,640
Assets:
Cash	$156
Accounts receivable	840
Contract assets	1,427
Inventory	212
Prepaid expenses and other current assets	661
Property, plant and equipment	444
Intangible assets	9,690
$13,430
Liabilities:
Accounts payable	$894
Accrued expenses	644
Deferred revenue	777
$2,315
Fair value of net identifiable assets acquired	11,115
Goodwill	$21,525

The following table summarizes the intangible assets acquired by class:

March 2, 2020
Trademark	$1,000
Technology	2,400
Customer relationships	6,100
In-process research and development (“IPR&D”)	190
Total intangible assets	$9,690

The fair value of the acquired trademark and technology was estimated using the relief from royalty (“RFR”) method. The fair value of the acquired customer relationships was estimated using the excess earnings method. The fair value of the IPR&D was estimated using the replacement cost method.

The acquisition was accounted for as a business combination, whereby the excess of the consideration paid over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is deductible over 15 years.

The results of operations of the acquired businesses for the period from March 2, 2020 to June 30, 2020 have been included in the results of operations for the Successor Q2 2020 Period; the post-acquisition revenues and net loss included in the Successor Q2 2020 Period were $3,373 thousand and ($279) thousand, respectively. The acquisition-related costs included in transaction expenses in the condensed consolidated statement of operations for the Successor Q2 2020 Period were $2,055 thousand.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)

DSS Acquisition

On June 1, 2020, the Successor acquired 100% of the equity interest of DSS in exchange for cash and 1,000,000 units of the Successor’s Parent’s equity (“Parent Units”). The acquisition supports the Company’s growth in its offering of engineering solutions.

The following table summarizes the fair value of the consideration transferred and the fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

June 1, 2020
Cash paid	$3,940
Equity issued	1,000
Purchase consideration	$4,940
Assets:
Cash	$1,071
Accounts receivable	1,282
Contract assets	107
Inventory	39
Prepaid expenses and other current assets	37
Property, plant and equipment	710
Intangible assets	850
Other non-current assets	26
$4,122
Liabilities:
Accounts payable	$284
Deferred revenue	103
Current portion of long-term debt	353
Other current liabilities	1,178
Long-term debt	705
Deferred tax liabilities	458
$3,081
Fair value of net identifiable assets acquired	1,041
Goodwill	$3,899

The following table summarizes the intangible assets acquired by class:

June 1, 2020
Trademark	$150
Customer relationships	700
Total intangible assets	$850

The fair value of the acquired trademark was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.

The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.

The results of operations of the acquired businesses for the period from June 1, 2020 to June 30, 2020 have been included in the results of operations for the Successor Q2 2020 Period; the post-acquisition revenues and net loss included in the Successor Q2 2020 Period were $808 thousand and ($27) thousand, respectively. The acquisition-related costs included in transaction expenses in the condensed consolidated statement of operations for the Successor Q2 2020 Period were $434 thousand.

During the Successor 2021 Period, there was a measurement period adjustment to goodwill of $85 thousand, decreasing the balance to $3,899 thousand. Refer to Footnote H - Goodwill for further discussion.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands of U.S. dollars, except share and unit amounts)

MIS Acquisition

On June 22, 2020, the Successor acquired 100% of the equity interest of MIS in exchange for cash and 2,615,726 Parent Units. The acquisition supports the Company’s growth in its offering of space structures.

The purchase agreement with the sellers of MIS has a contingent earnout payment from the Company upon the achievement of certain revenue milestones over the year ended December 31, 2020. The earnout amount is computed at $1.50 for every $1.00 of MIS revenue, as defined in the purchase agreement, in excess of $40,000 thousand for the year ended December 31, 2020, and the contingent earnout shall not exceed $15,000 thousand or be less than $0. The Company executed a settlement agreement on August 20, 2021 with the sellers. Per the settlement agreement, the Company agreed to issue 1,354,088 Class A units of the Parent and pay $1,552 thousand in cash. The fair value of the Class A units as of June 30, 2021 is $9,939 thousand. The fair value is arrived at using the following assumptions:

MIS Black-Scholes Option Pricing Model Assumptions
Risk-free interest rate	0.05%
Revenue volatility	51.7%

The total fair value of the contingent earnout payment as of June 30, 2021, including the equity component is $11,491 thousand. The change in the fair value of the earnout payment, $10,889 thousand, is reflected in contingent earnout expense on the condensed consolidated statement of operations for the Successor 2021 Period as the adjustment in fair value occurred subsequent to the MIS measurement period.

The following table summarizes the fair value of the consideration transferred and the fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

June 22, 2020
Cash paid	$42,177
Equity issued	2,616
Contingent consideration	600
Purchase consideration	$45,393
Assets:
Cash	$13,559
Accounts receivable	1,097
Contract assets	665
Property, plant and equipment	451
Intangible assets	35,000
Other non-current assets	676
$51,448
Liabilities:
Accounts payable	$3,689
Deferred revenue	7,128
Other current liabilities	2,749
Deferred tax liabilities	7,297
$20,863
Fair value of net identifiable assets acquired	30,585
Goodwill	$14,808

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

The following table summarizes the intangible assets acquired by class:

June 22, 2020
Trademarks	$3,400
Technology	16,000
Customer relationships	15,600
Total intangible assets	$35,000

The fair value of the acquired trademark and technology was estimated using the RFR method. The fair value of the acquired customer relationships was estimated using the excess earnings method.

The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.

The results of operations of the acquired businesses for the period from June 22, 2020 to June 30, 2020 have been included in the results of operations for the Successor Q2 2020 Period; the post-acquisition revenues and net income included in the Successor Q2 2020 Period were $990 thousand and $793 thousand, respectively. The acquisition-related costs included in transaction expenses in the condensed consolidated statement of operations for the Successor Q2 2020 Period were $4,132 thousand.

During the Successor 2021 Period, there was a measurement period adjustment to goodwill of $512 thousand, decreasing the balance to $14,808 thousand. Refer to Footnote H - Goodwill for further discussion.

Roccor Acquisition

On October 28, 2020, the Successor acquired 100% of the equity interest of Roccor in exchange for cash and 1,564,531 Parent Units. The acquisition supports the Company’s growth in its offering of space structures.

The purchase agreement with the sellers of Roccor awarded such sellers with a contingent right to an earnout payment from the Company upon the achievement of certain revenue milestones for the year ended December 31, 2021. The earnout amount would be based on one of the following: (i) $0 if Roccor revenue for the year ended December 31, 2021 is less than $30,000 thousand, (ii) $1,000 thousand if Roccor revenue for the year ended December 31, 2021 is equal to or greater than $30,000 thousand but less than $40,000 thousand, (iii) $2,000 thousand if Roccor revenue for the year ended December 31, 2021 is equal to or greater than $40,000 thousand. The fair value of the Roccor contingent earnout was estimated using the Black-Scholes OPM; the fair value of the Roccor contingent earnout was $550 thousand as of the acquisition date. The assumptions used in the Black-Scholes OPM were as follows:

Roccor Black-Scholes OPM Assumptions
Risk-free interest rate	0.1%
Revenue discount rate	7.0%
Revenue volatility	30.0%
Earnout payment discount rate	4.0%

During the Successor 2021 Period, the revenue based earnout of $225 thousand was recorded in contingent earnout expense on the condensed consolidated statement of operations.

The purchase agreement also stipulated that certain funds in the amount of $466 thousand were to be held in escrow (the “PBR Escrow”), subject to a variance (the “PBR Variance”), for the benefit of the sellers. The PBR Variance was defined as the excess revenue recorded by Roccor for the year ended December 31, 2020, based on the difference between Roccor’s forecasted revenues and Roccor’s actual revenues for the eight months ended August 31, 2020. Upon determination of the PBR Variance, an amount equal to (i) the PBR Escrow less (ii) the PBR Variance will be disbursed to the sellers of Roccor; any remaining PBR Escrow funds will be disbursed to the Company. Since the transfer of the PBR Escrow funds is contingent upon the PBR Variance, the Company’s obligation to deliver the PBR Escrow funds net of PBR Variance was determined to be a contingent consideration. The fair value of the PBR Variance was determined to be $359 thousand as of the acquisition date, therefore contingent consideration related to PBR Escrow was determined to be $107 thousand. PBR Escrow amount of $107 thousand was paid to sellers of Roccor in March 2021.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

October 28, 2020
Cash paid	$14,999
Equity issued	1,565
Contingent consideration	657
Purchase consideration	$17,221
Assets:
Cash	$6,161
Accounts receivable	517
Contract assets	1,797
Property, plant and equipment	1,128
Intangible assets	13,400
Other non-current assets	361
$23,364
Liabilities:
Accounts payable	$1,880
Deferred revenue	3,240
Other current liabilities	5,112
Deferred tax liabilities	1,952
$12,184
Fair value of net identifiable assets acquired	11,180
Goodwill	$6,041

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

The following table summarizes the intangible assets acquired by class:

October 28, 2020
Trademarks	$1,200
Technology	6,500
Customer relationships	5,700
Total intangible assets	$13,400

The amounts above represent the current preliminary fair value estimates but the measurement period is still open and subject to further adjustments as additional information becomes available and as additional analyses and final allocations are completed.

The fair value of the acquired trademark and technology was estimated using the RFR method. The fair value of the acquired customer relationships was estimated using the excess earnings method.

The acquisition was accounted for as a business combination, whereby the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.

During the Successor 2021 Period, there was a measurement period adjustment to goodwill of $684 thousand, decreasing the balance to $6,041 thousand. Refer to Footnote H - Goodwill for further discussion.

LoadPath Acquisition

On December 11, 2020, the Successor acquired 100% of the equity interest of LoadPath in exchange for cash and 800,000 Parent Units. The acquisition supports the Company’s growth in its offering of engineering solutions.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

December 11, 2020
Cash paid	$7,598
Equity issued	800
Purchase consideration	$8,398
Assets
Cash	$995
Accounts receivable	1,208
Contract assets	187
Prepaid expenses and other current assets	2
Property, plant and equipment	42
Intangible assets	4,230
$6,664
Liabilities
Accounts payable	$334
Deferred revenue	394
Other current liabilities	1,203
Deferred tax liabilities	1,148
$3,079
Fair value of net identifiable assets acquired	3,585
Goodwill	$4,813

The following table summarizes the intangible assets acquired by class:

December 11, 2020
Trademarks	$560
Technology	370
Customer relationships	3,300
Total intangible assets	$4,230

The amounts above represent the current preliminary fair value estimates but the measurement period is still open and subject to further adjustments as additional information becomes available and as additional analyses and final allocations are completed.

The fair value of the acquired trademark and technology was estimated using the RFR method. The fair value of the acquired customer relationships was estimated using the excess earnings method.

The acquisition was accounted for as a business combination, whereby the excess of purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.

Oakman Acquisition

On January 15, 2021, the Successor acquired 100% of the equity interest of Oakman for cash and 1,000,000 Parent Units. The acquisition supports the Company’s growth in its offering of engineering solutions.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

January 15, 2021
Cash paid	$12,142
Equity issued	2,110
Purchase consideration	$14,252
Assets:
Accounts receivable	$1,279
Contract assets	121
Inventory	40
Prepaid expenses and other current assets	50
Property, plant and equipment	493
Intangible assets	10,600
$12,583
Liabilities:
Accounts payable	$46
Accrued expenses	2,022
Deferred revenue	253
Other current liabilities	45
Deferred tax liabilities	2,831
$5,197
Fair value of net identifiable assets acquired	7,386
Goodwill	$6,866

The following table summarizes the intangible assets acquired by class:

January 15, 2021
Trademark	$100
Technology	5,600
Customer relationships	4,900
Total intangible assets	$10,600

The amounts above represent the current preliminary fair value estimates but the measurement period is still open and subject to further adjustments as additional information becomes available and as additional analyses and final allocations are completed.

The fair value of the acquired trademark and technology was estimated using the RFR method. The fair value of the acquired customer relationships was estimated using the excess earnings method.

The acquisition was accounted for as a business combination, whereby the excess of the consideration paid over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible.

The results of operations of the acquired businesses for the period from January 15, 2021 to June 30, 2021 have been included in the results of operations for the Successor 2021 Period; the post-acquisition revenues and net loss included in the period were $2,688 thousand and ($564) thousand, respectively. The acquisition-related costs included in transaction expenses in the condensed consolidated statement of operations for the Successor 2021 Period were $657 thousand.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

DPSS Acquisition

On February 17, 2021, the Successor acquired 100% of the equity interest of DPSS in exchange for cash. The acquisition supports the Company’s growth in its offering of deployable technology.

The following table summarizes the fair value of the consideration transferred and the estimated fair values of the major classes of assets acquired and liabilities assumed as of the acquisition date.

February 17, 2021
Cash paid	$27,305
Purchase consideration	$27,305
Assets:
Cash	$711
Accounts receivable	1,270
Contract assets	1,534
Inventory	3
Prepaid expenses and other current assets	53
Property, plant and equipment	734
Intangible assets	24,160
Other non-current assets	48
$28,513
Liabilities:
Accounts payable	$1,186
Accrued expenses	1,282
Deferred revenue	3,830
Deferred tax liabilities	6,058
$12,356
Fair value of net identifiable assets acquired	16,157
Goodwill	$11,148

The following table summarizes the intangible assets acquired by class:

February 17, 2021
Trademark	$160
Technology	11,900
Customer relationships	12,100
Total intangible assets	$24,160

The amounts above represent the current preliminary fair value estimates but the measurement period is still open and subject to further adjustments as additional information becomes available and as additional analyses and final allocations are completed.

The fair value of the acquired trademark was determined using the RFR method. The fair value of the acquired customer relationships was determined using the excess earnings method.

The acquisition was accounted for as a business combination, whereby the excess of the purchase consideration over the fair value of identifiable net assets was allocated to goodwill. The goodwill reflects the potential synergies and expansion of the Company’s offerings across product lines and markets complementary to its existing products and markets. For tax purposes, the goodwill is not deductible. During the Successor 2021 Period, there was a measurement period adjustment to goodwill of $244 thousand, increasing the balance to $11,148 thousand. The change primarily related to the settlement of net working capital adjustments. Refer to Footnote H - Goodwill for further discussion.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

The results of operations of the acquired businesses for the period from February 17, 2021 to June 30, 2021 have been included in the results of operations for the Successor 2021 Period; the post-acquisition revenues and net loss included in the Successor 2021 Period were $10,888 thousand and ($294) thousand, respectively. The acquisition-related costs, which are included in transaction expenses in the condensed consolidated statement of operations for the Successor 2021 Period were $1,566 thousand.

Pro Forma Financial Data (Unaudited)

The following table presents the pro forma combined results of operations for the business combinations for the six month periods ended June 30, 2021 and 2020 as though the acquisitions of Adcole, DSS, MIS, Roccor, and LoadPath (the “2020 business combinations”) had been completed as of January 1, 2019, and the acquisitions of Oakman and DPSS (the “2021 business combinations”) had been completed as of January 1, 2020. The pro forma six month period ended June 30, 2021 includes the pre-acquisition 2021 period, and Successor 2021 period for all entities. The pro forma six month period ended June 30, 2020 includes the Predecessor 2020 Period, the Successor Q2 2020 Period, and the pre-acquisition period for all business combinations.

	Pro forma for the six month period ended
	June 30, 2021	June 30, 2020
Revenues	$68,153	$57,290
Net (loss) income	(22,066)	(3,908)

The amounts included in the pro forma information are based on the historical results and do not necessarily represent what would have occurred if the 2021 business combinations had taken place as of January 1, 2020 and the 2020 business combinations had taken place as of January 1, 2019, nor do they represent the results that may occur in the future. Accordingly, the pro forma financial information should not be relied upon as being indicative of the results that would have been realized had the business combination occurred as of the date indicated or that may be achieved in the future.

During the Successor 2021 Period, the Company incurred $2,419 thousand of acquisition related costs attributable to the business combinations, included in the Successor 2021 Period transaction expenses on the condensed consolidated statement of operations. These expenses are reflected in the pro forma earnings for the six month period ended June 30, 2020, in the table above.

Note D – Fair Value of Financial Instruments

Cash and cash equivalents, accounts receivable, inventories, prepaid expenses and other current assets, accounts payable, salaries and benefits payable, accrued interest, and other accrued expenses and current liabilities are reflected on the condensed consolidated balance sheets at amounts that approximate fair value because of the short-term nature of these financial assets and liabilities.

As of June 30, 2021, the fair value of the Company’s debt approximates its carrying value and is classified as a Level 2 fair value in the fair value hierarchy as it is based on discounted cash flows using a current borrowing rate.

Contingent consideration consists of estimated future payments related to the Successor’s acquisitions of MIS and Roccor. As certain inputs are not observable in the market, contingent consideration payments are classified as Level 3 instruments and included in notes payable to seller on the Successor’s condensed consolidated balance sheets. Significant changes in the significant unobservable inputs used in the Black-Scholes OPM used to determine the fair value of contingent consideration would result in a significantly lower or higher fair value measurement. The Company adjusts the previous fair value estimate of contingent consideration at each reporting period while considering changes in forecasted financial performance and overall change in risk based on the period of time elapsed.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

Financial liabilities measured at fair value on a recurring basis are as follows:

		Successor
		June 30, 2021
	Balance Sheet Location	Level 1	Level 2	Level 3	Total
Liabilities:
Contingent consideration	Notes payable to sellers			12,266	12,266

The changes in the fair value of contingent consideration are as follows:

Level 3
December 31, 2020	$1,257
Additions	227
Changes in fair value	10,889
Settlements	(107)
June 30, 2021	$12,266

See Note C – MIS Acquisition for a detailed discussion of the changes in fair value during the Successor 2021 Period.

Note E – Accounts Receivable, net

The accounts receivable balance is composed as follows:

	Successor
	June 30, 2021	December 31, 2020
Accounts Receivable, net
Billed receivables	$10,735	$5,352
Unbilled receivables	1,743	705
Total	$12,478	$6,057

Accounts receivable are recorded for amounts to which the Company is entitled and has invoiced to the customer. Allowance for doubtful accounts was not material in any period and therefore not presented in the financial statements. The Company identified a portion of accounts receivable that was unbilled to the customer at June 30, 2021 and at December 31, 2020 but was subsequently invoiced in July 2021 and January 2021, respectively.

Note F – Inventory

The inventory balances of $477 thousand as of June 30, 2021 and $330 thousand as of December 31, 2020 related to raw materials. The Company did not have inventory reserves as of June 30, 2021 or December 31, 2020.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

Note G – Property, Plant and Equipment, net

The property, plant and equipment, net balances are as follows:

	Successor
	June 30, 2021	December 31, 2020
Computer equipment	$1,103	$739
Furniture and fixtures	626	442
Laboratory equipment	2,009	1,357
Software	736	359
Leasehold improvements	1,447	672
Construction in process	304	-
Less: accumulated depreciation	(1,110)	(307)
	$5,115	$3,262

Depreciation expense related to property, plant and equipment was $797 thousand, $41 thousand and $59 thousand for the Successor 2021 Period, Successor Q2 2020 Period, and Predecessor 2020 Period, respectively.

The Company occasionally designs and builds its own machinery. The cost of these projects, including direct material and labor, and other indirect costs attributable to the construction, are capitalized as construction in progress. No provision for depreciation is made on construction in progress until the related assets are completed and placed in service.

Note H – Goodwill

The Company performed an annual qualitative assessment of impairment as of October 1, 2020 for each of the three reporting units, Mission Solutions, Space Components, and Engineering Services, concluding there was no impairment. The Company also concluded that there were no indicators of impairment requiring further testing during the six month period ended June 30, 2021.

The changes in the carrying amount of goodwill are as follows:

Successor
June 30, 2021
Beginning Balance at January 1, 2021	$52,711
Goodwill arising from the Oakman acquisition	6,866
Goodwill arising from the DPSS acquisition	11,148
Measurement period adjustment - DSS acquisition	(85)
Measurement period adjustment - MIS acquisition	(512)
Measurement period adjustment - Roccor acquisition	(684)
Change arising from impact of foreign currency	(111)
Ending Balance	$69,333

The Company’s estimate of the amount payable to/receivable from the seller as of the acquisition date changed during the Successor 2021 Period. These changes primarily related to settlement of net working capital adjustments. These changes were caused by new information becoming available during the Successor 2021 Period relating to events and circumstances existing at the acquisition date, therefore measurement period adjustments were recorded.

Successor
December 31, 2020
Beginning Balance at February 10, 2020	$-
Goodwill arising from the Adcole acquisition	21,525
Goodwill arising from the DSS acquisition	3.984
Goodwill arising from the MIS acquisition	15,320
Goodwill arising from the Roccor acquisition	6,725
Goodwill arising from the LoadPath acquisition	4,813
Change arising from impact of foreign currency	344
Ending Balance	$52,711

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

Note I – Intangible Assets

The intangible asset balances and accumulated amortization are as follows:

	Successor
	As of June 30, 2021
	Gross carrying amount	Accumulated amortization	Net carrying amount	Weighted average useful life in years
Intangible assets subject to amortization:
Customer relationships	$48,485	(2,246)	46,239	19
Technology	42,812	(3,677)	39,135	14
Trademarks	6,591	(969)	5,622	9
Intangible assets not subject to amortization:
Cosmos Tradename	300	-	300
IPR&D	256	-	256
Total	$98,444	(6,892)	91,552

	Successor
	December 31, 2020
	Gross carrying amount	Accumulated amortization	Net carrying amount	Weighted average useful life in years
Intangible assets subject to amortization:
Customer relationships	$31,541	$(899)	$30,642	19
Technology	25,368	(1,508)	23,860	12
Trademarks	6,344	(393)	5,951	9
Intangible assets not subject to amortization:
Tradename	300	-	300
IPR&D	208	-	208
Total	$63,761	$(2,800)	$60,961

Amortization expense related to intangible assets was $4,092 thousand, $379 thousand, and $0 thousand for the Successor 2021 Period, Successor Q2 2020 Period, and Predecessor 2020 Period, respectively.

Note J – Debt

Adams Street Capital Credit Agreement

On October 28, 2020, the Company entered into a credit agreement with Adams Street Capital (the “Adams Street Credit Agreement”). The Adams Street Credit Agreement includes a $31,000 thousand term loan commitment, $5,000 thousand revolving credit facility commitment, and $15,000 thousand delayed draw term loan, all of which mature on October 28, 2026. On January 15, 2021, the Company drew $15,000 thousand on the delayed draw term loan to finance the Oakman acquisition. On February 17, 2021, the Company amended the Adams Street Capital Credit Agreement to increase the principal amount of the Adams Street Term Loan by an additional $32,000 thousand, which was incurred to finance the DPSS acquisition.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

Silicon Valley Bank Loan Agreement

On August 31, 2020, the Company entered into a $45,350 thousand loan agreement with Silicon Valley Bank, which was subsequently modified to increase the principal on October 28, 2020 (the “SVB Loan”). On April 2, 2021, the Company subsequently amended the SVB Loan Agreement to extend the term from August 2021 to September 30, 2022.

As of June 30, 2021 and as of December 31, 2020, the Company remained compliant with the covenant requirements.

Paycheck Protection Program (“PPP”) Loans

On May 1, 2020, prior to its acquisition, DSS received a PPP Loan for $1,058 thousand (the “DSS PPP Loan”). Under the terms of the DSS PPP Loan, DSS could apply for forgiveness under the PPP regulations if DSS used the proceeds of the loan for its payroll costs and other expenses in accordance with the requirements of the PPP. Proceeds from the DSS PPP loan, including interest calculated at a nominal and effective interest rate of 1.00% per annum, were included in a DSS savings account as of the DSS acquisition date. Any amount of the DSS PPP Loan forgiven and proportionate interest amount will be released to the seller of DSS. The Company has not and does not plan to use any of the DSS PPP Loan funds assumed as part of the DSS acquisition. On June 18, 2021, $608 thousand was forgiven and as a result was reclassified as a note payable to the seller of DSS. The remaining unforgiven balance of the loan will be paid according to the terms of DSS PPP Loan.

The debt balances are summarized as follows:

	Successor
	June 30, 2021	December 31, 2020
Adams Street Term Loan	$30,845	$31,000
Adams Street Revolving Credit Facility	-	–
Adams Street Delayed Draw Term Loan	14,925	–
Adams Street Incremental Term Loan	31,920	–
SVB Loan Agreement	41,626	46,500
DSS PPP Loan	450	1,058
Total debt	$119,766	$78,558
Less: unamortized discounts and issuance costs	1,812	842
Total debt, net	$117,954	$77,716
Less: current portion	1,230	1,074
Long-term debt, net	$116,724	$76,642

The maturities of the Company’s long-term debt outstanding as of June 30, 2021 are as follows:

	2021	2022	2023	2024	2025	Thereafter	Total
Adams Street Term Loan	$155	$310	$310	$310	$310	$29,450	$30,845
Adams Street Incremental Term Loan	160	320	320	320	320	30,480	31,920
Adams Street Delayed Draw Term Loan	75	150	150	150	150	14,250	14,925
SVB Loan Agreement	-	41,626	–	–	–	–	41,626
DSS PPP Loan	450	-	–	–	–	–	450
Total	$840	$42,406	$780	$780	$780	$74,180	$119,766

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

Subsequent to the six month period ended June 30, 2021, the outstanding principal balance of $41,626 thousand under the SVB Loan was repaid. See Note T – Subsequent Events for further details.

Interest expense, including the amortization of debt issuance costs, charged for the Successor 2021 Period was $3,190 thousand.

Note K – Leases

The Company is obligated under certain operating leases for its facilities and office equipment. Certain facility leases contained predetermined fixed escalation of minimum rents at rates ranging from 1.50% to 4.17% per annum and renewal options that could extend certain leases to up to five additional years; the office equipment lease contained a renewal option that could extend the lease to consecutive 60-day terms and a purchase option.

As of June 30, 2021, the future annual minimum lease payments for operating leases are as follows:

Fiscal Year	Total
2021 Remaining	$1,427
2022	3,320
2023	3,553
2024	3,525
2025	2,578
Thereafter	3,385
Total	$17,788

The Company records rent expense on a straight-line basis over the life of the lease. Rent expense under all leases for the Successor 2021 Period, Successor Q2 2020 Period, and Predecessor 2020 Period was $777 thousand, $106 thousand, and $228 thousand, respectively.

Note L – Income Taxes

The Company’s effective income tax rate on pre-tax income from continuing operations is as follows:

	Successor		Predecessor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Effective tax rate	9.2%	20.5%	22.4%

The effective tax rate for the Successor 2021 Period differs from the U.S. federal income tax rate of 21.0% primarily due to nondeductible transaction costs, contingent earnout payments from the MIS acquisition, and changes in the estimated state income tax rate in connection with the acquisition of Oakman and DPSS partially offset by the estimated research and development income tax credit. The effective tax rate for the Successor Q2 2020 Period differs from the U.S. federal income tax rate of 21.0% primarily due to a full valuation allowance of the net deferred tax asset. The effective tax rate for the Predecessor 2020 Period differs from the U.S. federal income tax rate of 21.0% primarily due to the full valuation allowance of the net deferred tax asset offset by the income tax benefit of the carry back of net operating losses under the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”).

The Company assesses the deferred tax assets for recoverability on a quarterly basis. In assessing the realizability of deferred income tax assets, the Company considers whether it is more-likely-than-not that some or all of the deferred income tax assets will not be realized. The ultimate realization of the deferred income tax assets is dependent upon the generation of future taxable income during the periods in which the net operating loss (“NOL”) and tax credit carryforwards are available. For the periods ended June 30, 2021 and June 30, 2020, the Successor has concluded that substantially all of the deferred tax assets are more-likely-than-not realizable. For the period ended June 21, 2020, the Predecessor maintained a full valuation allowance to reduce the net deferred tax asset to nil. The change in the valuation allowance is primarily as a result of the recording of deferred tax liabilities for fixed and intangible assets in connection with the 2020 business combinations.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

Note M – Employee Benefit Plans

401(k) Plan

The Company maintains five qualified 401(k) plans for its U.S. employees: the Redwire 401(k) plan, the Roccor 401(k) plan, the LoadPath 401(k) plan, the Oakman 401(k) plan, and the DPSS 401(k) plan. During the Successor 2021 Period, the Company matched employee contributions 50% up to 6% for the Redwire 401(k) plan and matched employee contributions 100% up to 4% for the Roccor 401(k) plan, 100% up to 6% for the LoadPath 401(k) plan, 100% up to 3% and then 50% of the next 2% for the Oakman 401(k), and 100% up to 3% and then 50% of the next 2% for the DPSS 401(k) plan. During the Successor Q2 2020 Period, the Company matched employee contributions up to 50% for the Redwire 401(k) plan. The Company recognized expense for matching contributions related to all plans of $591 thousand for the Successor 2021 Period and none for the Successor Q2 2020 Period.

The Predecessor maintained a qualified 401(k) plan (the “Predecessor 401(k) Plan”) for its U.S. employees. The Predecessor did not make any contributions to the plan for the Predecessor 2020 Period.

Note N – Commitments and Contingencies

Contingencies in the Normal Course of Business

Under certain contracts with the U.S. government and certain governmental entities, contract costs, including indirect costs, are subject to audit by and adjustment through negotiation with governmental representatives. Revenue is recorded in amounts expected to be realized on final settlement of any such audits.

Legal Proceedings

The Company is subject to litigation, claims, investigations and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, the Company believes that it has valid defenses with respect to any matters currently pending against the Company and intends to defend itself vigorously. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company's condensed consolidated balance sheets, statements of operations, or cash flows.

Business Combinations

The Company has acquired and plans to continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities. The associated acquisition costs incurred in the form of professional fees and services may be material to the future periods in which they occur, regardless of whether the acquisition is ultimately completed.

Note O – Equity

The Successor has an unlimited number of authorized Successor units (“Units”), of which 100 Units are issued and outstanding as of June 30, 2021 and as of December 31, 2020.

Profits and losses of the Successor are allocated among the Units based on the allocation of such profits and losses for purposes of calculating the Unit holders’ capital account balances; distributions are made to Unit holders based on their percentage interests at the times and in the aggregate amounts determined by the Successor’s board of managers (the “Board”). The Cosmos Intermediate LLC agreement stipulates that any indemnity by the Successor shall be provided out of and to the extent of the Successor’s assets only; members do not have personal liability for any such indemnity.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

Note P – Equity-Based Compensation

Class P Unit Incentive Plan

The Company’s Parent adopted a written compensatory benefit plan (the “Class P Unit Incentive Plan”) to provide incentives to existing or new employees, officers, managers, directors, or other service providers of the Company or its subsidiaries in the form of the Parent’s class P Units (“Incentive Units”). Incentive Units have a participation threshold of $1.00 and are divided into three tranches (“Tranche I,” “Tranche II,” and “Tranche III”): Tranche I, Tranche II, and Tranche III Incentive Units are subject to performance-based, service-based, and market-based conditions.

On March 24, 2021, the Company’s Parent amended the Class P Unit Incentive Plan so that the Tranche I and the Tranche III Incentive Units will immediately become fully vested, subject to continued employment or provision of services, upon the closing of the transaction stipulated in the Agreement and Plan of Merger (the “Merger Agreement”) dated March 25, 2021. The Company's Parent also amended the Class P Unit Incentive Plan so that the Tranche II Incentive Units will vest on any liquidation event, as defined in the Class P Unit Incentive Plan, rather than only upon consummation of the sale of the Parent, subject to the market-based condition stipulated in the Class P Unit Incentive Plan prior to its amendment. As of June 30, 2021, there was approximately $27,942 thousand of unrecognized compensation costs related to Incentive Units.

Note Q – Net Loss per Unit

The numerators and denominators of the basic and diluted net loss per Unit are computed as follows (in thousands, except for Unit data):

	Successor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020
Numerator:
Net loss	$(23,575)	$(4,972)
Denominator:
Weighted average Units outstanding – basic and diluted	100	100
Basic and diluted loss per Unit	$(236)	$(50)

There were no potentially issuable Units or other dilutive securities in the Successor 2021 Period or for the Successor Q2 2020 Period.

Note R – Revenue

Based on the specific analysis of its contracts, the Company has determined that its contracts are subject to revenue recognition in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The Company’s revenues are derived from the design and sales of components for spacecraft and satellites and the performance of engineering, modeling and simulation services related to spacecraft design and mission execution. Each promised good or service within a contract is accounted for separately under the guidance of ASC 606 if they are distinct. Promised goods or services not meeting the criteria for being a distinct performance obligation are bundled into a single performance obligation with other goods or services that together meet the criteria for being distinct. The appropriate allocation of the transaction price and recognition of revenue is then applied for the bundled performance obligation. The Company has concluded that its service contracts generally contain a single performance obligation given the interrelated nature of the activities within the contract to which the transaction price is assigned and for which revenue is recognized over time.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

The Company engages in long-term contracts for production and service activities and recognizes revenue for performance obligations over time. These long-term contracts involve the design, development, manufacture, or modification of components for spacecraft and satellites. Revenue is recognized over time (versus point in time recognition), as the Company’s performance creates an asset with no alternative use to the Company and the Company has an enforceable right to payment for performance completed to date, and the customer receives the benefit as the Company builds the asset. The Company considers the nature of these contracts and the types of products and services provided when determining the proper accounting for a particular contract. These contracts include both fixed-price and cost reimbursable contracts. The Company’s cost reimbursable contracts typically include cost-plus fixed fee and time and material (“T&M”) contracts.

Revenues by customer grouping are as follows:

	Successor		Predecessor
	Six month period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Civil space	$30,850	$1,531	$15,844
National security	15,780	1,629	684
Commercial and other	17,216	2,011	123
Total revenues	$63,846	$5,171	$16,651

Contract Balances

Contract balances result from the timing of revenue recognized, billings and cash collections, and the generation of contract assets and liabilities.

Contract assets represent revenue recognized in excess of amounts invoiced to the customer and the right to payment is not subject to the passage of time. Contract liabilities are presented as deferred revenue on the Company’s condensed consolidated balance sheets and consist of deferred product revenue, billings in excess of revenues, deferred service revenue, and customer advances. Deferred product revenue represents amounts that have been invoiced to customers but are not yet recognizable as revenue because the Company has not satisfied its performance obligations under the contract. Billings in excess of revenues represents milestone billing contracts where the billings of the contract exceed recognized revenues.

Contract asset balances on the Company’s condensed consolidated balance sheets were $9,363 thousand as of June 30, 2021, compared to $4,172 thousand as of December 31, 2020. The increase in contract assets was primarily driven by growth in revenue recognized and timing of billable milestones occurring during the Successor 2021 Period ended June 30, 2021, and also by the acquisitions of Oakman and DPSS compared to December 31, 2020 before they were acquired.

Contract liability balances included in deferred revenue on the Company’s condensed consolidated balance sheets were $15,225 thousand as of June 30, 2021, compared to $15,665 thousand as of December 31, 2020. The decrease in contract liabilities was related to timing of billable milestones occurring during the Successor 2021 Period, partially offset by an increase related to the acquisitions of Oakman and DPSS during the Successor 2021 Period ending June 30, 2021, compared to December 31, 2020 before they were acquired. Revenue recognized in the Successor 2021 Period that was included in the contract liability balance as of December 31, 2020 was $11,423 thousand.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

Remaining Performance Obligations

The Company includes in its computation of remaining performance obligations customer orders for which it has accepted signed sales orders. The definition of remaining performance obligations excludes those contracts accounted for under the "right to invoice" practical expedient. As of June 30, 2021, the aggregate amount of the transaction price allocated to remaining performance obligations was $122,436 thousand. The Company expects to recognize approximately 78% of its remaining performance obligations as revenue within the next 12 months and the balance thereafter.

Geographic Information and Significant Customers

The Company has customers located in the United States, Luxembourg, Germany, and South Korea.

Revenues based on the geographic location of the Company’s customers are as follows:

	Successor		Predecessor
	Six months period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
U.S.	$61,838	$5,004	$15,856
Luxembourg	1,915	51	795
Germany	17	-	-
Japan	-	10	-
South Korea	76	32	-
Poland	-	74	-
Total revenues	$63,846	$5,171	$16,651

The majority of the Company’s revenues are derived from government contracts. Customers comprising 10% or more of revenues are as follows:

	Successor		Predecessor
	Six months period ended June 30, 2021	Period from February 10, 2020 to June 30, 2020	Period from January 1, 2020 to June 21, 2020
Air Force Research Laboratory	$6,545	$-	$-
Boeing	9,049	-	-
Lockheed Martin	-	1,291	-
Loral	-	551	-

NASA	19,057	1,282	15,020
	$34,651	$3,124	$15,020

Note S – Related Parties

During the Successor 2021 Period, Cosmos Intermediate, LLC paid $1,224 thousand in fees to AEI, of which $324 thousand related to management fees and $900 thousand related to transaction fees. As of June 30, 2021, $162 thousand of the related party management fees is included in accounts payable on the condensed consolidated balance sheet.

AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP, the Company’s majority owners (collectively, “AE”), entered into a written support letter, dated as of July 6, 2021, with the Company to provide additional funding of up to $20,000 thousand to support its operating, investing and financing activities, in each case to the extent the Company is unable to obtain such support from another source. This additional liquidity commitment extends through the earlier of July 15, 2022, or up to the point at which the Company’s unencumbered cash balance first exceeds $30,000 thousand, including as a result of a capital transaction at an earlier date. The letter was renewed on August 20, 2021 with the same terms through the earlier of September 15, 2022 or up to the point at which the Company’s unencumbered cash balance first exceeds $30,000 thousand, including as a result of a capital transaction at an earlier date.

COSMOS INTERMEDIATE, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands of U.S. dollars, except share and unit amounts)

During the Successor Q2 2020 Period, the Successor paid $1,860 thousand in fees to AEI, of which $200 thousand related to an annual management fee and $1,660 thousand related to transaction fees. The Company made a $4,874 thousand payment to AEI in October 2020, which was reflected as an intercompany receivable due from AEI on the consolidated balance sheet as of December 31, 2020. This amount was repaid in February 2021.

Note T – Subsequent Events

On July 6, 2021, AE entered into a written support letter with the Company. The letter was renewed on August 20, 2021. Refer to Note S – Related Parties for further details.

On August 20, 2021, the Company executed a settlement agreement with the sellers of MIS regarding the contingent earnout payment set forth in the purchase agreement. The total fair value of the contingent earnout payment as of June 30, 2021, including the equity component is $11,491 thousand. Refer to Note C – MIS Acquisition for further details.

On August 31, 2021, the Company repaid $172 thousand of outstanding principal on the SVB Loan.

On September 2, 2021, the Company consummated the previously announced Merger pursuant to the business combination agreement dated March 25, 2021 by and among Genesis Park Acquisition Corp, Shepard Merger Sub Corporation, a Delaware corporation and direct, wholly owned subsidiary of Genesis Park Acquisition Corp, Cosmos and Holdings. Upon the closing of the Merger, Genesis Park Acquisition Corp was renamed to Redwire Corporation (“New Redwire”). The Merger is accounted for as a reverse recapitalization in which Genesis Park Acquisition Corp is treated as the acquired company. A reverse recapitalization does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of the Company in many respects. The Company was deemed the accounting predecessor and the combined entity will be the successor SEC registrant, New Redwire.

As a result of the Merger, New Redwire issued 37,200,000 shares of common stock and paid $75,000 thousand to the Parent in exchange for units of the Company. New Redwire received aggregate gross proceeds of $110,583 thousand from the trust account and PIPE proceeds. Proceeds from the Merger were partially used to fund the $41,555 thousand repayment of the SVB Loan, including interest of $102 thousand, and transaction costs of $38,747 thousand. As the remaining proceeds increased New Redwire's cash balance in excess of the terms of the support letter, the AE liquidity commitment is no longer binding.

On September 2, 2021, the Adams Street Credit Agreement was amended to provide that the consolidated total net leverage ratio not exceed 6.50:1.00 on the last day of any quarter (“the Financial Covenant”), to remove the cap on the amount of unrestricted cash which may be netted for purposes of the Financial Covenant, to redefine “Consolidated EBITDA”, and to reset the call protection terms.

The Company has evaluated subsequent events after the condensed consolidated balance sheet of June 30, 2021 through the condensed consolidated financial statement issuance date and there were no additional subsequent events that required disclosure.